Exhibit 99.4

Crestwood Permian Basin Holdings LLC

Consolidated Financial Statements

As of and For the Six Months Ended June 30, 2022

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

CONSOLIDATED BALANCE SHEET

June 30, 2022

(in millions)

(unaudited)

Assets
Current assets:
Cash	$—
Accounts receivable	32.1
Accounts receivable - related party	29.9
Prepaid expenses	0.2

Total current assets	62.2
Property, plant and equipment	449.0
Less: accumulated depreciation	76.0

Property, plant and equipment, net	373.0
Investment in unconsolidated affiliate	76.1
Operating lease right-of-use assets, net	8.4
Other assets, net	2.3

Total assets	$522.0

Liabilities and members’ equity
Current liabilities:
Accounts payable	$50.1
Accounts payable - related party	4.1
Accrued expenses and other liabilities	3.9
Accrued expenses and other liabilities - related party	2.5

Total current liabilities	60.6
Long-term debt	139.0
Deferred revenues	7.1
Other long-term liabilities	3.0
Other long-term liabilities - related party	5.4
Commitments and contingencies (Note 6)
Members’ equity	306.9

Total liabilities and members’ equity	$522.0

See accompanying notes.

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2022

(in millions)

(unaudited)

Revenues:
Product revenues	$132.3
Product revenues - related party	108.3
Service revenues	9.4

Total revenues	250.0
Operating expenses:
Costs of products sold	202.9
Costs of products sold - related party	4.5
Costs of services sold	2.5
Operations and maintenance	7.4
Operations and maintenance - related party	5.6
General and administrative	0.1
General and administrative - related party	0.5
Depreciation and accretion	10.5

234.0

Operating income	16.0
Earnings from unconsolidated affiliate	1.2
Interest and debt expense, net	(2.2)

Income before income taxes	15.0
Provision for income taxes	(0.2)

Net income	$14.8

See accompanying notes.

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

(in millions)

(unaudited)

	Crestwood Infrastructure Holdings LLC				FR XIII Crestwood Permian Basin Holdings LLC
	Preferred Units	Preferred Equity	Common Units	Common Equity	Preferred Units	Preferred Equity	Common Units	Common Equity	Total
Balance at December 31, 2021	8.0	$81.1	16.9	$43.1	15.1	$153.0	9.9	$25.1	$302.3
Contributions from members	—	—	0.9	8.5	—	—	0.9	8.5	17.0
Distributions to members	—	(4.2)	—	(9.4)	—	(8.0)	—	(5.6)	(27.2)
Non-cash transfers	—	1.9	—	(1.8)	—	3.6	—	(3.7)	—
Net income	—	2.3	—	5.1	—	4.3	—	3.1	14.8

Balance at June 30, 2022	8.0	$81.1	17.8	$45.5	15.1	$152.9	10.8	$27.4	$306.9

See accompanying notes.

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2022

(in millions)

(unaudited)

Operating activities
Net income	$14.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	10.5
Amortization of deferred financing costs	0.2
Deferred income taxes	0.1
Other	0.6
Changes in operating assets and liabilities:
Accounts receivable	(31.4)
Prepaid expenses	(0.2)
Accounts payable	26.3
Accrued expenses and other liabilities	(1.3)
Deferred revenues	2.7

Net cash provided by operating activities	22.3
Investing activities
Purchases of property, plant and equipment	(40.3)
Capital distribution from unconsolidated affiliate	1.9
Other	(1.2)

Net cash used in investing activities	(39.6)
Financing activities
Proceeds from the issuance of long-term debt	163.7
Payments on long-term debt	(135.7)
Payments for deferred financing costs	(0.5)
Contributions from members	17.0
Distributions to members	(27.2)

Net cash provided by financing activities	17.3
Net change in cash	—
Cash at beginning of period	—

Cash at end of period	$—

Supplemental schedule of noncash investing activities
Net change to property, plant and equipment through accounts payable and accrued expenses	$3.9

See accompanying notes.

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Business Description

Organization

Crestwood Permian Basin Holdings LLC (Crestwood Permian or the Company) is a Delaware limited liability company which is owned equally by Crestwood Infrastructure Holdings LLC (Crestwood Infrastructure) and FR XIII Crestwood Permian Basin Holdings LLC, an affiliate of First Reserve Management, L.P (First Reserve). Crestwood Infrastructure is a wholly-owned subsidiary of Crestwood Midstream Partners LP (CMLP). CMLP is a wholly-owned subsidiary of Crestwood Equity Partners, LP (Crestwood Equity). On July 11, 2022, Crestwood Equity acquired First Reserve’s 50% equity interest in us.

Our members and their affiliates are not liable for the obligations of the Company.

Unless otherwise indicated, references in this report to “we,” “us,” or “our” and similar terms refer to either Crestwood Permian itself or Crestwood Permian and its consolidated subsidiaries, as the context requires.

Business Description

We are a joint venture engaged in the gathering, transportation, compression and processing of natural gas for producers in the Delaware Basin. Below is a description of our assets (including the assets of our equity investment).

Delaware. We own and operate gas gathering and processing systems in the Delaware Basin. Our assets consist of (i) the Willow Lake system, which includes low-pressure dry gas and rich natural gas gathering systems that serves customers in Eddy County, New Mexico; (ii) a natural gas processing facility in Orla, Texas (the Orla plant); (iii) the Orla Express Pipeline that connects the Willow Lake system with the Orla plant; and (iv) a produced water gathering and disposal system in Culberson and Reeves Counties, Texas. In addition, we own an undivided interest in 80,000 barrels per day of capacity in a segment of the Epic Y-Grade Pipeline, LP (EPIC) pipeline from Orla, Texas to Benedum, Texas, which includes an interconnection with Chevron Phillips Chemical Company, LP’s (Chevron Phillips) pipeline, and other delivery points near Benedum. This capacity is supported, in part, by a purchase and sale agreement with Chevron Phillips to sell a dedicated volume of barrels to be delivered off the EPIC pipeline to Chevron Phillips’s pipeline.

Nautilus Gas Gathering System. Crestwood Permian Basin LLC (Crestwood Permian Basin), our 50% equity investment, owns the Nautilus gathering system and has a long-term fixed fee gathering agreement with Permian Delaware Enterprise Holdings LLC (Permian Delaware Enterprise), a subsidiary of ConocoPhillips Company, under which Permian Delaware Enterprise has dedicated the gathering rights for its gas production across a large acreage position in Loving, Reeves and Ward Counties, Texas to Crestwood Permian Basin, and under which Crestwood Permian Basin provides gathering and dehydration services to them.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles and include the accounts of all consolidated subsidiaries after the elimination of all intercompany accounts and transactions. In management’s opinion, all necessary adjustments to fairly present our results of operations, financial position and cash flows for the periods presented have been made and all such adjustments are of a normal and recurring nature. These financial statements do not include all the notes in our annual financial statements and, therefore, should be read in conjunction with our audited financial statements as of and for the year ended December 31, 2021.

Significant Accounting Policies

There were no material changes in our significant accounting policies from those described in our audited financial statements as of and for the year ended December 31, 2021.

Note 3 – Certain Balance Sheet Information

Property, Plant and Equipment

Property, plant and equipment consisted of the following (in millions):

June 30, 2022
Gathering systems and pipelines	$179.4
Facilities and equipment	229.3
Buildings, land and rights-of-way	28.1
Construction in process	12.2

449.0
Less: accumulated depreciation	76.0

Total property, plant and equipment, net	$373.0

Depreciation. Depreciation expense totaled $10.5 million for the six months ended June 30, 2022.

Capitalized Interest. During the six months ended June 30, 2022, we capitalized interest of $0.2 million related to certain expansion projects.

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following (in millions):

June 30, 2022
Accrued expenses	$0.8
Accrued property taxes	1.9
Income tax payable	0.1
Interest payable	0.2
Accrued additions to property, plant and equipment	0.8
Deferred revenues	0.1

Total accrued expenses and other liabilities	$3.9

Note 4 - Investment in Unconsolidated Affiliate

We own a 50% equity interest in Crestwood Permian Basin and Shell Midstream Partners L.P., a subsidiary of Shell plc, owns the remaining 50% equity interest. We account for our 50% equity interest in Crestwood Permian Basin under the equity method of accounting. As of June 30, 2022, our equity in the underlying net assets of Crestwood Permian Basin approximates our investment balance.

Distributions. During the six months ended June 30, 2022, we received cash distributions from Crestwood Permian Basin of approximately $3.1 million.

Note 5 - Long-Term Debt

In April 2022, CPB Subsidiary Holdings LLC, our wholly-owned subsidiary, entered into a First Amended and Restated Credit Agreement (Credit Facility) which allows for revolving loans, letters of credit and swing line loans of up to $230 million. The Credit Facility is secured by substantially all of our assets. Prior to amending and restating the Credit Facility, we had a $165 million credit agreement. The Credit Facility matures in October 2025.

Borrowings under the Credit Facility bear interest at either:

•

the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50%; (ii) Wells Fargo Bank’s prime rate; or (iii) the Adjusted Term SOFR (as defined in the credit agreement) for a one-month tenor plus 1% per annum; plus a margin varying from 1.50% to 2.50% depending on our most recent consolidated total leverage ratio; or

•	the Adjusted Term SOFR plus a margin varying from 2.50% to 3.50% depending on our most recent consolidated total leverage ratio.

Swing line loans bear interest at the Alternate Base Rate as described above. The unused portion of the Credit Facility is subject to a commitment fee ranging from 0.375% to 0.50% according to our most recent consolidated total leverage ratio. Interest on the Alternate Base Rate loans is payable quarterly, or if the Adjusted Term SOFR applies, interest is payable at certain intervals selected by us.

At June 30, 2022, we had $139.0 million outstanding under the Credit Facility. At June 30, 2022, we had $91.0 million of available capacity under the Credit Facility considering the most restrictive covenants in the credit agreement. At June 30, 2022, we had no outstanding standby letters of credit. The interest rates on borrowings under the credit facility were between 3.83% and 6.25% at June 30, 2022. The weighted-average interest rate on outstanding borrowings as of June 30, 2022 was 4.13%.

We are required under our credit agreement to maintain a net debt to consolidated EBITDA ratio (as defined in the credit agreement) of not more than 5.00 to 1.0, and a consolidated EBITDA to consolidated interest expense ratio (as defined in the credit agreement) of not less than 2.50 to 1.0. At June 30, 2022, the net debt to consolidated EBITDA ratio was 2.18 to 1.0, and the consolidated EBITDA to consolidated interest expense ratio was 14.93 to 1.0. At June 30, 2022, we were in compliance with the debt covenants and restrictions under our Credit Facility.

Note 6 - Commitments and Contingencies

We are periodically involved in litigation proceedings. If we determine that a negative outcome is probable and the amount of loss is reasonably estimable, then we accrue the estimated amount. The results of litigation proceedings cannot be predicted with certainty. We could incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could have a material adverse effect on our results of operations or cash flows in the period in which the amounts are paid and/or accrued. Based on currently available information, we believe it is remote that future costs related to known contingent liability exposures for which we can estimate would have a material adverse impact on our consolidated financial statements. As we learn new facts concerning contingencies, we reassess our position both with respect to accrued liabilities and other potential exposures.

Any loss estimates are inherently subjective, based on currently available information, and are subject to management’s judgment and various assumptions. Due to the inherently subjective nature of these estimates and the uncertainty and unpredictability surrounding the outcome of legal proceedings, actual results may differ materially from any amounts that have been accrued. At June 30, 2022, we had no amounts accrued for outstanding legal matters.

Note 7 - Related Party Transactions

The affiliates of CMLP and First Reserve are considered our related parties. We enter into transactions with our affiliates within the ordinary course of business, including periodic sales of condensate to Crestwood Crude Services LLC (Crude Services), a subsidiary of CMLP. During the six months ended June 30, 2022, we recognized revenues of approximately $6.5 million related to sales of condensate to Crude Services.

Below is a discussion of our related party services and agreements.

Natural Gas Sales Agreement. We have a natural gas sales agreement with Crestwood Energy Services LLC (Crestwood Energy Services), a subsidiary of CMLP, that expires upon termination by either party to the agreement. Under this agreement, Crestwood Energy Services purchases residue gas processed at our Orla plant. We recognized revenues of approximately $101.8 million under this agreement during the six months ended June 30, 2022.

Natural Gas Liquids Purchase and Sale Agreement. We have a natural gas liquids purchase and sale agreement with Crestwood Services LLC (Crestwood Services), a subsidiary of CMLP. This agreement is automatically renewed annually until terminated as set forth in the agreement. Pursuant to the agreement, we sell and deliver all of our NGLs produced at our Orla plant to Crestwood Services. During the six months ended June 30, 2022, we recognized revenues of less than $0.1 million under the agreement. In addition, we purchase NGLs from Crestwood Services under spot agreements to optimize excess capacity we have on our third party downstream sales contract with Chevron Phillips. During the six months ended June 30, 2022, we incurred cost of products sold of approximately $4.3 million under the agreement.

Gas Gathering Agreement. We have a gas gathering agreement with Crestwood Permian Basin that extends through September 30, 2029. Pursuant to the agreement, we purchase gas from Crestwood Permian Basin on a fixed-fee basis. We incurred cost of products sold of approximately $0.2 million under this agreement during the six months ended June 30, 2022.

Crestwood Permian Basin Operating and Administrative Services Agreement. CPB Operator LLC, our wholly-owned subsidiary, and Crestwood Midstream Operations LLC (Crestwood Operations), a subsidiary of CMLP, entered into an operating and administrative services agreement with Crestwood Permian Basin pursuant to which we provide management, commercial and administrative services to Crestwood Permian Basin related to its Nautilus facilities and other general services identified in the agreement. Under this agreement, Crestwood Permian Basin reimburses us for all costs incurred on its behalf. These reimbursements are reflected as a reduction of our operations and maintenance expense - related party of approximately $1.5 million during the six months ended June 30, 2022, and a reduction of our general and administrative - related party of approximately $0.5 million during the six months ended June 30, 2022.

Construction and Operating Services Agreement. We have an agreement with Crestwood Operations pursuant to which they manage our facilities (including the construction of facilities), manage the day to day operations of our business and provide commercial and administrative services to us. Under the agreement, we reimburse all costs incurred in connection with services provided to us. During the six months ended June 30, 2022, we incurred related party operations and maintenance expenses of $5.4 million and related party general and administrative expenses of $1.0 million, respectively under this agreement.

Lease Agreement. In June 2021, Crestwood New Mexico Pipeline LLC, our wholly-owned subsidiary, entered into an operating lease agreement with Jackalope Gas Gathering Services L.L.C. (Jackalope), a subsidiary of CMLP, pursuant to which we lease natural gas compressors and related equipment from Jackalope with terms ranging from one to five years. In addition, in January 2022, we entered into an operating lease agreement with Crestwood Appalachia Pipeline LLC (Crestwood Appalachia), a subsidiary of CMLP, pursuant to which we lease natural gas compressors and related equipment from Crestwood Appalachia with terms ranging from one to five years. At June 30, 2022, our operating lease right-of-use assets, net was approximately $8.4 million. Our current and non-current operating lease liabilities were approximately $2.2 million and $5.4 million, respectively at June 30, 2022. We include these operating lease obligations in accrued expenses and other liabilities - related party and other long-term liabilities - related party on our consolidated balance sheet. During the six months ended June 30, 2022, we incurred lease expense of approximately $1.7 million, which is included in operations and maintenance expenses - related party on our consolidated statement of operations.

Note 8 - Members’ Equity

Contributions. As further described below, we issue common or preferred units to our members in exchange for contributions to us. During the six months ended June 30, 2022, our members made cash contributions to us of approximately $17.0 million primarily to fund the expansion of our Delaware Basin assets and for general corporate purposes. In July 2022, our members made cash contributions of approximately $150 million to us prior to Crestwood Equity’s acquisition of First Reserve’s 50% equity interest in us as discussed in Note 1.

Common Units. Pursuant to our limited liability company agreement, in exchange of contributions from our members to fund the expansion of our Delaware Basin assets, we issue common units to our members at a fixed rate of $10.00 per unit in accordance with their respective contributions. During the six months ended June 30, 2022, we issued 1.8 million common units to our members.

Distributions. During the six months ended June 30, 2022, we made cash distributions of approximately $27.2 million to our members in accordance with our limited liability company agreement. In July 2022, we made a cash distribution of approximately $11.8 million to our members.

Note 9 - Revenues

Our receivables related to our revenue contracts accounted for under Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), totaled $61.7 million at June 30, 2022, and are included in accounts receivable and accounts receivable - related party on our consolidated balance sheet.

The following table summarizes our deferred revenues (in millions):

June 30, 2022
Deferred revenues (current)(1)(2)	$0.1
Deferred revenues (non-current)(2)	$7.1

(1)	Our current deferred revenues are included in accrued expenses and other liabilities on our consolidated balance sheet.
(2)

During the six months ended June 30, 2022, we recognized revenues of approximately $0.4 million that were previously included in deferred revenues at December 31, 2021. The remaining change in our deferred revenues during the six months ended June 30, 2022 related to capital reimbursements associated with our revenue contracts and revenue deferrals associated with our contracts with increasing (decreasing) rates.

The majority of our deferred revenues are classified as non-current on our consolidated balance sheet and are expected to be recognized as the performance obligations under the related revenue contracts are satisfied over the next eight years.

Disaggregation of Revenues. The following tables summarize our revenues from contracts with customers disaggregated by type of product/service sold and by commodity type for the six months ended June 30, 2022 (in millions). We believe this summary best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by economic factors.

Six Months Ended
June 30, 2022
Gathering
Natural gas	$0.6
Water	8.2
Processing
Natural gas	0.6
Product Sales
Natural gas	102.1
Crude oil	0.3
NGLs	138.2

Total revenues	$250.0